As filed with the Securities and Exchange Commission on December 17, 2007

Registration No. 333-133243

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________________

Post-Effective Amendment No. 1

to

FORM S-3/A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

__________________________

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

__________________________

Nevada	90-0196936
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(405) 600-7704

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Jerry Cash

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(405) 600-7704

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copies to:

Patrick Respeliers, Esq. Stinson Morrison Hecker LLP 1201 Walnut Kansas City, Missouri 64106 (816) 842-8600	Mark Zvonkovic, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, NY 10022-2524 (212) 872-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to registered additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

TERMINATION OF REGISTRATION

Quest Resource Corporation (the ‘Company’) previously registered for resale 13,588,591 shares of Company common stock pursuant to a Registration Statement on Form S-3 (File No. 333-133243) filed with the Commission.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment to remove from registration all of the shares that remain unsold under the Registration Statement as of the date hereof. We are deregistering these securities because our obligation to maintain the effectiveness of the Registration Statement pursuant to the Registration Rights Agreement, dated November 14, 2005, has expired.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 14 day of December, 2007.

QUEST RESOURCE CORPORATION

By:	/s/ Jerry D. Cash
	Name:	Jerry Cash
	Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no. 1 to registration statement has been signed by the following officers and directors in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerry D. Cash
Jerry Cash	Director, Chairman of the Board, and Chief Executive Officer (principal executive officer)	December 14, 2007

/s/ David E. Grose
David E. Grose	Chief Financial Officer (principal financial and accounting officer)	December 14, 2007

*
John C. Garrison	Director	December 14, 2007

*
James B. Kite, Jr.	Director	December 14, 2007

/s/ William H. Damon III
William H. Damon III	Director	December 14, 2007

/s/ Malone Mitchell, 3rd
N. Malone Mitchell, 3rd	Director	December 14, 2007

*
Jon H. Rateau	Director	December 14, 2007

*By:	/s/ Jerry D. Cash
Jerry Cash, Attorney-in-Fact

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